DEUTSCHE ENHANCED GLOBAL BOND FUND


N-Sar May 1, 2016 - October 31, 2016



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
AbbVie Inc	00287YAY5	5/9/2016
	$99.62	$7,800,000,000	$49,809	0.00%
	BCLY,BNP,DB,HSBX,JPM,ML	JPMORGAN
SECURITIES INC
Diamond 1 Finance Corp / Diamond 2 Finance Corp
	25272KAD5	5/17/2016		$99.97
	$4,500,000,000	$389,887	0.01%
	BAC,BCLY,CITI,CS,DB,GS	JPMORGAN SECURITIES
INC
Diamond 1 Finance Corp / Diamond 2 Finance Corp
	25272KAK9	5/17/2016		$99.95
	$4,500,000,000	$65,039	0.00%
	BAC,BCLY,CITI,CS,DB,GS	JPMORGAN SECURITIES
INC
General Motors Financial Co Inc	37045XBJ4
	5/4/2016		$99.90	$3,000,000,000
	$39,958	0.00%
	BANCO,DB,GS,ML,RBC	RBC CAPITAL MARKETS
Kraft Heinz Foods Co	50077LAA4	5/10/2016
	$99.68	$3,000,000,000	$44,858	0.00%
	BAC,BCLY,CITI,CS,GS,JPM,DB	WELLS FARGO
SECURITIES LLC
Lam Research Corp	512807AP3	5/23/2016
	$99.74	$2,400,000,000	$24,936	0.00%
	BCLY,BNP,CITI,DB,GS,JPM	GOLDMAN
SACHS
Molson Coors Brewing Co	60871RAG5
	6/28/2016		$99.85	$5,300,000,000
	$34,946	0.00%
	BMO,CITI,ML,MUFG,RBC,UBS,DB	BANK
OF AMERICA NA
Molson Coors Brewing Co	60871RAH3
	6/28/2016		$99.36	$5,300,000,000
	$39,743	0.00%
	BMO,CITI,ML,MUFG,RBC,UBS,DB	BANK
OF AMERICA NA
Mylan NV	62854AAC8	5/31/2016
	$99.88	$2,250,000,000	$49,942	0.00%
	BAC,DB,GS,ING,JPM,PNC,CITI	GOLDMAN
SACHS
Mylan NV	62854AAG9	5/31/2016
	$99.98	$1,000,000,000	$24,996	0.00%
	BAC,DB,GS,ING,JPM,PNC,CITI	GOLDMAN
SACHS
Shell International Finance BV	822582BQ4
	5/5/2016		$98.20	$2,250,000,000
	$88,378	0.00%
	BCLY,DB,MS,RBC	BARCLAYS CAPITAL
Voya Financial Inc	929089AC4	6/6/2016
	$99.87	$800,000,000	$44,943	0.01%
	BCLY,CS,DB,RBC,SUN,USB	BARCLAYS
CAPITAL
Walgreens Boots Alliance Inc	931427AP3
	5/26/2016		$99.73	$6,000,000,000
	$19,945	0.00%
	HSBC,JPM,LLOYDS,ML,MUFG,MIZS,DB	BANK
OF AMERICA NA
Archer-Daniels-Midland Co	039483BL5
	8/8/2016		$99.71	$1,000,000,000
	$64,812	0.01%		BNP, DB, HSBC,
JPM, ML	HONGKONG AND SHANGHAI BANKING
Ares Capital Corp	04010LAR4	9/14/2016
	$99.64	$600,000,000	$59,783	0.01%
	BCLY, BMO, CITI, DB, JPM, ML, MS, WELLS
	BANK OF AMERICA NA
Cox Communications Inc	224044CG0
	9/8/2016		$99.83	$1,000,000,000
	$34,941	0.00%		CITI, BCLY, BAC,
DB, GS, JPM, RBC, WELLS	WELLS FARGO
SECURITIES LLC
Credito Real SAB de CV SOFOM ER	22548WAA0
	7/13/2016		$99.33	$625,000,000
	$993,260	0.16%		BCLY,DB,MS
	MORGAN STANLEY
Shire Acquisitions Investments Ireland DAC
	82481LAD1	9/19/2016		$99.88
	$12,100,000,000	$114,863	0.00%
	BNP, CITI, CS, DB, ML, MS, RBS	BARCLAYS
CAPITAL (TRADING AS B
Sunoco Logistics Partners Operations LP	86765BAT6
	7/7/2016		$99.70	$550,000,000
	$34,894	0.01%		BNP, BBVA, DB,
TD Sec, WELLS	MITSUBISHI UFJ SECURITIES
UPL CORPORATION LTD	90320NAA1	10/5/2016
	$99.95	$53,048,368	$599,724	1.13%
	ANZ Asia Limited, Citibank NA/HK, Credit Suisse
(HK) Ltd, Deutsche Bank AG/Hong Kong, JP
MOrgan/Hong Kong	CITIGROUP GLOBAL
SAUDI ARABIA (KINGDOM OF)	80413TAC3
	10/19/2016		$98.01	$53,194,560
	$509,747	0.96%		BK OF
CHINA,BNP
PARIBAS,CITI,DB,GS,HSBC,JPM,MS,MITSUBISHI,NCB
CAPITAL	JPMORGAN SECURITIES INC






DEUTSCHE ENHANCED EMERGING MARKETS FIXED
INCOME FUND

N-Sar May 1, 2016 - October 31, 2016



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Credito Real SAB de CV SOFOM ER	22548WAA0
	7/13/2016		$99.33	$625,000,000
	$1,986,520	0.32%		BCLY,DB,MS
	MORGAN STANLEY
UPL CORPORATION LTD	90320NAA1	10/5/2016
	$99.95	$111,688,288	$999,540	0.89%
	ANZ Asia Limited, Citibank NA/HK, Credit Suisse
(HK) Ltd, Deutsche Bank AG/Hong Kong, JP
MOrgan/Hong Kong	CITIGROUP GLOBAL
SAUDI ARABIA (KINGDOM OF)	80413TAC3
	10/19/2016		$98.01	$111,082,992
	$838,142	0.75%		BK OF
CHINA,BNP
PARIBAS,CITI,DB,GS,HSBC,JPM,MS,MITSUBISHI,NCB
CAPITAL	JPMORGAN SECURITIES INC